EXHIBIT 10.12O

NINTH AMENDMENT
OF
JBT CORPORATION SAVINGS AND INVESTMENT PLAN
(As Amended and Restated, Effective as of January 1, 2012)

WHEREAS, John Bean Technologies Corporation (the “Company”) maintains the JBT Corporation Savings and Investment Plan (the “Plan”);

WHEREAS, the Company now deems it necessary and desirable to amend the Plan in certain respects; and

WHEREAS, this Ninth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;

NOW, THEREFORE, by virtue of the authority reserved to the Company by Section 12.1 of the Plan, the Plan is hereby amended as follows, effective January 1, 2015:

1.             The definition of “Account” set forth in Article I of the Plan is hereby amended in its entirety to read as follows:

Account means any Pre-Tax Contribution Account, Roth Elective Contribution Account (effective January 1, 2011), After-Tax Contribution Account, Company Contribution Account, Company Safe Harbor Nonelective Contribution Account (effective January 1, 2010), Company Discretionary Matching Contribution Account (effective January 1, 2015), Company Nonelective Contribution Account (effective January 1, 2015), Contingent Account and Rollover Contribution Account established on behalf of a Participant.

2.             The definition of “Basic Contribution” set forth in Article I of the Plan is hereby amended in its entirety to read as follows:

Basic Contributions means a Matched Participant’s Pre-Tax Contributions, Roth Elective Contributions (effective January 1, 2011) and After-Tax Contributions not in excess of five percent (effective January 1, 2015, six percent) of his or her annualized Compensation.

3.             The defined term “Company Discretionary Matching Contributions” is hereby added to Article I of the Plan and shall read as follows:

Company Discretionary Matching Contributions means the contributions made by the Participating Employer to eligible Participants under Section 3.4C of the Plan.

4.             The defined term “Company Discretionary Matching Contribution Account” is hereby added to Article I of the Plan and shall read as follows:

Company Discretionary Matching Contribution Account means the account maintained as to each eligible Participant, to which Company Discretionary Matching Contributions are made for each eligible Participant, and to which all earnings and losses attributable thereto it, are allocated.

5.             The defined term “Company Nonelective Contributions” is hereby added to Article I of the Plan and shall read as follows:

Company Nonelective Contributions means the contributions made by the Participating Employer to eligible Participants under Section 3.4D of the Plan.

6.             The defined term “Company Nonelective Contribution Account” is hereby added to Article I of the Plan and shall read as follows:

Company Nonelective Contribution Account means the account maintained as to each eligible Participant, to which Company Nonelective Contributions are made for each eligible Participant, and to which all earnings and losses attributable thereto it, are allocated.

7.             The definition of “Matched Participant” set forth in Article I of the Plan is hereby amended in its entirety to read as follows:

Matched Participant means a Participant who is eligible to receive Company Contributions or Company Discretionary Matching Contributions under Section 3.4, including, each (a) salaried Participant, (b) non-union hourly Participant and (c) Participant who is a member of a bargaining unit covered by a collective bargaining agreement that specifically provides for a Company Contribution under the Plan to the eligible members of the bargaining unit. The bargaining units whose members are eligible for a Company Contribution or a Company Discretionary Matching Contribution under Section 3.4, and the effective dates of eligibility for such contribution, are listed on Appendix B.

8.             The definition of “Supplemental Contributions” set forth in Article I of the Plan is hereby amended in its entirety to read as follows:

Supplemental Contributions means a Matched Participant’s Pre-Tax Contributions, Roth Elective Contributions (effective January 1, 2011) and After-Tax Contributions in excess of five percent (effective January 1, 2015, six percent) of his or her annualized Compensation.

9.             The last paragraph of Section 3.4 of the Plan is hereby amended in its entirety to read as follows:

Notwithstanding the above to the contrary, effective January 1, 2004, for each contribution period, as defined in Section 3.4.2, the Company will make a Company Contribution to the Company Contribution Account of each Matched Participant equal to 100% (effective January 1, 2015, 50%) of all Basic Contributions made by the Matched Participant for that contribution period, less any Forfeitures credited against the Company Contribution for that contribution period. No Company Contributions will be made with respect to Supplemental Contributions or Catch-Up Contributions. Notwithstanding the foregoing, the Company reserves the right to reduce or eliminate the Company Contribution for prospective contribution periods.

10.           The definition of “Forfeiture” set forth in Article I of the Plan is hereby amended in its entirety to read as follows:

Forfeiture means any portion of a Matched Participant’s Company Contribution Account, any portion of a Participant’s Company Discretionary Matching Contribution Account or any portion of a Participant’s Company Nonelective Contribution Account that is forfeited under Section 4.3.

11.           Sections 3.4C and 3.4D are hereby added to the Plan and shall read as follows:

3.4C        Company Discretionary Matching Contributions

Effective January 1, 2015, for each Plan Year, a Participating Employer may, in its discretion, make a Discretionary Matching Contribution to the Discretionary Matching Contribution Account of each Matched Participant equal to an amount between 0% and 33⅓% of all Basic Contributions made by the Matched Participant for the Plan Year (which percentage elected by the Participating Employer, in its discretion, shall be the same for each eligible Matched Participant), less any Forfeitures credited against the Company Discretionary Matching Contributions for the Plan Year. All Company Discretionary Matching Contributions for a Plan Year will be allocated to an eligible Participant’s Company Discretionary Matching Contribution Account no later than the due date (including all extensions) of the Company’s federal tax return for the fiscal year of the Company ending with or within the Plan Year.

3.4D        Company Nonelective Contributions

Effective January 1, 2015, for each Plan Year, a Participating Employer shall contribute to the Plan an amount in such manner and in accordance with the provisions of Exhibit E for each Participant who is eligible to receive a Company Nonelective Contribution for the applicable Plan Year pursuant to the eligibility criteria set forth in Exhibit E. All Company Nonelective Contributions for a Plan Year will be allocated to an eligible Participant’s Company Nonelective Contribution Account no later than the due date (including all extensions) of the Company’s federal tax return for the fiscal year of the Company ending with or within the Plan Year.

12.           Sections 3.6.6 and 3.6.7 are hereby added to the Plan and shall read as follows:

3.6.6     Effective January 1, 2015, each Participant to whom Company Discretionary Matching Contributions are allocated will have a Company Discretionary Matching Contribution Account. The Company Discretionary Matching Contribution Account will be credited with any Company Discretionary Matching Contributions made on behalf of a Participant under Section 3.4C, and the income on those contributions, and will be debited with expenses, losses, withdrawals and distributions chargeable to those contributions.

3.6.7     Effective January 1, 2015, each Participant to whom Company Nonelective Contributions are allocated will have a Company Nonelective Contribution Account. The Company Nonelective Contribution Account will be credited with any Company Nonelective Contributions made on behalf of a Participant under Section 3.4D, and the income on those contributions, and will be debited with expenses, losses, withdrawals and distributions chargeable to those contributions.

13.           The first paragraph of Section 3.7(a) of the Plan is hereby amended in its entirety to read as follows:

(a)     For purposes of this Section 3.7, the term ‘annual additions’ includes all Pre-Tax Contributions, After-Tax Contributions, Roth Elective Contributions (effective January 1, 2011), Company Contributions, Company Safe Harbor Nonelective Contributions (effective January 1, 2010), Company Discretionary Matching Contributions (effective January 1, 2015), Company Nonelective Contributions (effective January 1, 2015), and Forfeitures allocated to the Participant’s Accounts for the Plan Year, but shall not include Catch-Up Contributions pursuant to Code Section 414(v) (as described in Section 3.1.1), and Excess Pre-Tax Contributions and Excess Ross Elective Contributions (effective January 1, 2011) (as described in Section 3.11.4) that are distributed to the Participant by April 15th following the year for which they were contributed to the Plan.

14.           Section 4.2 of the Plan is hereby amended in its entirety to read as follows:

4.2        Vesting in Company Contribution Account, Contingent Account, Company Discretionary Matching Contribution Account and Company Nonelective Contribution Account

4.2.1      A Participant becomes vested in any balance of his or her Company Contribution Account and Contingent Account according to the following Schedule:

Years of Service	Percent
Fewer than 2	0%
2 but fewer than 3	20%
3 but fewer than 4	40%
4 but fewer than 5	60%
5 or more	100%

Notwithstanding the preceding, effective on or after January 1, 2015, an active Participant becomes vested in any balance of his or her Company Contribution Account, Contingent Account, Company Discretionary Matching Contribution Account and Company Nonelective Contribution Account according to the following Schedule:

Years of Service	Percent
Fewer than 1	0%
1 but fewer than 2	33 1/3%
2 but fewer than 3	66 2/3%
3 or more	100%

4.2.2        Notwithstanding the foregoing, a Participant will become 100% vested in the balance of his or her Company Contribution Account, Contingent Account, Company Discretionary Matching Contribution Account and Company Nonelective Contribution Account if:

(a)          he or she reaches age 55 while employed by the Company or one of its Affiliates;

(b)          he or she separates from service due to Disability;

(c)          he or she dies while employed by the Company or one of its Affiliates;

(d)          he or she ceases to be an Employee because of the permanent shutdown of a single site of employment or of one or more facilities or operating units within a single site of employment; or

(e)          he or she is employed by the Company or one of its Affiliates involved in a transaction and the Committee, in its discretion, fully vests the Participant in connection with the transaction.

4.2.3        If a Participant is hired by the Company or one of its Affiliates as a result of an acquisition, the Committee (or its delegate) may, in its discretion, give the Participant and all other Participants hired under the same circumstances as a result of the same acquisition credit for service with a prior employer for purposes of vesting.

4.2.4        If the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of any Participant’s nonforfeitable percentage, each Participant with at least three (3) Years of Service may elect, within a reasonable period after the adoption of the amendment, to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

(a)          60 days after the amendment is adopted;

(b)          60 days after the amendment becomes effective; or

(c)          60 days after the Participant is issued written notice of the amendment by the Company.

15.           Section 4.3 of the Plan is hereby amended in its entirety to read as follows:

4.3          Forfeitures

4.3.1        A Participant forfeits the non-vested portion of his or her Company Contribution Account, Contingent Account, Company Discretionary Matching Contribution Account and Company Nonelective Contribution Account on the earlier of: (a) the date as of which he or she receives a distribution of his or her entire Company Contribution Account, Contingent Account, Company Discretionary Matching Contribution Account and Company Nonelective Contribution Account and (b) the date his or her Period of Separation equals five years. The nonvested amount so forfeited is a Forfeiture. If the Participant incurs a Forfeiture under clause (a) above and his or her Period of Separation is shorter than five years, the Forfeiture is restored, and the Period of Separation counts towards the Participant’s Years of Service, along with service before and after the Period of Separation, in determining the Participant’s Years of Service for purposes of Section 4.2. If the Period of Separation is five years or longer, the Forfeiture will not be restored, but the Period of Separation counts towards the Participant’s Years of Service, along with service before and after the Period of Separation, in determining the Participant’s Years of Service for purposes of Section 4.2. If a Participant begins a Period of Separation by way of a maternity or paternity leave, this Section 4.3.1 will be read by substituting the number ‘six’ for the number ‘five’ wherever the latter number appears. A ‘maternity or paternity leave’ is an absence from work because of the Participant’s pregnancy, the birth of a child to or placement of a child for adoption with the Participant, or the need to care for the Participant’s child immediately following its birth to or placement with the Participant.

4.3.2        Amounts that become Forfeitures during a month will be used to restore Forfeitures to rehired Participants as provided in Section 4.3.1. Any remaining Forfeitures during a month will be used to pay the administrative expenses of the Plan in the following order: Trustee’s fees, communications to Participants, nondiscrimination testing, qualified domestic relations order administration, enrollment fees, required minimum distribution fees, auditors’ fees, consulting and legal fees and other similar administrative expenses. Any remaining Forfeitures during a month will be used to reduce the Company’s obligation to make Company Contributions, Company Discretionary Matching Contributions and Company Nonelective Contributions, as applicable, in that month or succeeding months. Any remaining Forfeitures during a month will be used to pay fees associated with Participant communications to Participants involved in an acquisition or divestiture and Participant Account adjustments, as determined by the Committee or its delegate. While awaiting allocation, until such time as the Company applies Forfeitures to the purposes described above, they will be invested in a default fund selected by the Company.

16.           Section 14.1.1 of the Plan is hereby amended in its entirety to read as follows:

14.1.1     Aggregate Employer Contributions means the sum of all Company Contributions, Company Safe Harbor Nonelective Contributions (effective January 1, 2010), Company Discretionary Matching Contributions (effective January 1, 2015), Company Nonelective Contributions (effective January 1, 2015) and Forfeitures allocated under this Plan for a Matched Participant (or a Participant receiving Company Discretionary Matching Contributions or Company Nonelective Contributions), as applicable, and all employer contributions and forfeitures allocated for the Matched Participant to all Related Defined Contributions in the Aggregation group.

17.           Section 14.3.1 of the Plan is hereby amended in its entirety to read as follows:

14.3.1     For any Plan Year that the Plan is a Top Heavy Plan, the sum of the Company Contributions, Company Safe Harbor Nonelective Contributions (effective January 1, 2010), Company Discretionary Matching Contributions (effective January 1, 2015), Company Nonelective Contributions (effective January 1, 2015) and Forfeitures allocated to the Accounts of each Matched Participant (or a Participant receiving Company Discretionary Matching Contributions or Company Nonelective Contributions) who is a Non-key Employee will be at least three percent of such Participant’s Compensation. However, if the sum of the Company Contributions, Company Safe Harbor Nonelective Contributions (effective January 1, 2010), Company Discretionary Matching Contributions (effective January 1, 2015), Company Nonelective Contributions, (effective January 1, 2015), and Forfeitures allocated to the Accounts of each such Participant who is a Key Employee for the Plan Year is less than three percent of his or her Compensation and this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410(b), the sum of the Company Contributions, Company Safe Harbor Nonelective Contributions (effective January 1, 2010), Company Discretionary Matching Contributions (effective January 1, 2015), Company Nonelective Contributions (effective January 1, 2015), and Forfeitures allocated to the Accounts of each such Participant who is a Non-key Employee for the Plan Year will be equal to the largest percentage of Compensation allocated to the Accounts of any such Participant who is a Key Employee. Notwithstanding the foregoing, no minimum allocation will be required for any Non-key Employee who participates in another defined contribution plan subject to Code Section 412 and included with this Plan in a Mandatory Aggregation Group.

18.           Section 14.3.3 of the Plan is hereby amended in its entirety to read as follows:

14.3.3     For any Plan Year that the Plan is a Top 1-levy Plan, the minimum allocations set forth in this Section 14.3 will be allocated to the Accounts of all Non-key Employees who are Matched Participants (or Participants receiving Company Discretionary Matching Contributions or Company Nonelective Contributions) and who are employed by the Company on the last day of the Plan Year, regardless of their service during the Plan Year, and whether or not they have made contributions of their own to the Plan.

19.           Section 14.3.5 of the Plan is hereby amended in its entirety to read as follows:

14.3.5     Company Contributions, Company Safe Harbor Nonelective Contributions (effective January 1, 2010), Company Discretionary Matching Contributions (effective January 1, 2015) or Company Nonelective Contributions (effective January 1, 2015) made on behalf of a Matched Participant (or Participants receiving Company Discretionary Matching Contributions or Company Nonelective Contributions) pursuant to Section 3.4 of the Plan shall be taken into account for purposes of satisfying the minimum allocation requirements of Section 14.3 of the Plan and Code Section 416(c)(2). Company Contributions made on behalf of a Matched Participant or Company Safe Harbor Nonelective Contributions (effective January 1, 2010) made that are used to satisfy the minimum contribution requirements shall be treated as Company Contributions or Company Safe Harbor Nonelective Contributions (effective January 1, 2010), as applicable, for purposes of the Actual Contribution Percentage Test and other requirements of Code Section 401(m).

20.           Appendix E is hereby added to the Plan and shall read as follows:

APPENDIX E
PROVISIONS APPLICABLE ONLY TO SECTION 3.4D
OF THE PLAN AND ONLY WITH RESPECT TO PARTICIPANTS
WHO ARE MEMBERS OF THE JETWAY SYSTEMS, OGDEN, UTAH UNITED STEEL WORKERS LOCAL 6162 BARGAINING UNIT

E.1          Effective for the 2015 Plan Year, with respect to each Participant (a) whose Employment Commencement Date is prior to September 1, 2014, and (b) who is not a Special Election Participant, each such Participant shall receive a Company Nonelective Contribution, paid in twelve equal payments on the 21st day of each calendar month, based on the Participant’s Years of Service as of January 1, 2015, according to the following schedule of benefits:

Years of Service	2015 Company Nonelective Contribution
Fewer than 5	$1,500
5 but fewer than 10	$2,000
10 but fewer than 15	$2,500
15 but fewer than 25	$3,000
25 but fewer than 30	$3,500
30 but fewer than 35	$4,000
35 but fewer than 40	$4,500
40 or more	$5,000

E.2          Effective for:

(1)           the 2015 Plan Year, with respect to each Participant (a) whose Employment Commencement Date is on or after September 1, 2014, and (b) who is not a Special Election Participant,

(2)           the 2016 Plan Year and 2017 Plan Year, with respect to each Participant who is not a Special Election Participant, and

(3)           the 2018 Plan Year (and each subsequent Plan Year until amended) for all Participants,

each such Participant shall receive a Company Nonelective Contribution, paid in twelve equal payments on the 21st day of each calendar month, based on the Participant’s Years of Service as of January 1 of the applicable Plan Year for which the contribution is to be made, according to the following schedule of benefits:

Years of Service	Company Nonelective Contribution
Fewer than 5	$750
5 but fewer than 10	$900
10 but fewer than 15	$1,200
15 but fewer than 25	$1,600
25 but fewer than 30	$2,100
30 but fewer than 35	$2,500
35 but fewer than 40	$2,800
40 or more	$3,200

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 17th day of December, 2014.

JOHN BEAN TECHNOLOGIES CORPORATION

By: /s/ Mark Montague

Its: EVP, Human Resources